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                                                                    Exhibit h(2)

                        Domini Social Investment Trust
                              11 West 25th Street
                              New York, NY 10010

                                  May 1, 2000


PFPC Inc.
4400 Computer Drive
Westboro, Massachusetts  01581
Attention:  President


         Re:   Domini Social Bond Fund - Transfer Agency and
                Service Agreement

Ladies and Gentlemen:

         This letter serves as notice that pursuant to Article 18 of the Transfer Agency and Services Agreement dated as of September 24, 1999 (the "Agreement") between Domini Social Investment Trust (formerly, "Domini Social Equity Fund") (the "Trust") and PFPC INC.("PFPC"), Domini Social Bond Fund (the "Fund") is added to the list of series of the Trust to which PFPC renders services as transfer agent pursuant to the terms of the Agreement.

         Please sign below to acknowledge your receipt of this notice adding the Fund as a beneficiary under the Agreement.

                                            Domini Social Investment Trust

                                            By: /s/ Carole M. Laible
                                                ---------------------

                                            Title:  Secretary/Treasurer
                                                    -------------------

Acknowledgment:

PFPC Inc.

By:  /s/ Debralee Goldberg
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Title:   Senior Vice President
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